Exhibit 10.28

WCI COMMUNITIES, INC.

2013 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

WCI Communities, Inc., a Delaware corporation, (the “Company”), pursuant to its 2013 Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Holder”), the number of shares of the Company’s Common Stock set forth below (the “Restricted Stock Award”).  This Restricted Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) (including, without limitation, the Restrictions (as defined in the Restricted Stock Agreement)) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:	[ ]

Grant Date:	[ ]

Total Number of Shares of Restricted Stock:	[ ] shares

Purchase Price:	$0.00

Vesting Schedule:

All shares covered by the Restricted Stock Award shall vest and the Restrictions on such shares shall lapse on the first business day [immediately prior to the Company’s annual shareholders meeting occurring in the calendar year following the calendar year which includes the Grant Date](1) [on or following the third anniversary of the Grant Date](2), subject to Holder’s continued employment with or service to the Company or a Subsidiary through such vesting date.

By his or her signature and the Company’s signature below, Holder and the Company agree to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice.  Holder has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

WCI COMMUNITIES, INC.:	HOLDER:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

(1)  For directors

(2)  For employees

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

WCI COMMUNITIES, INC. RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, WCI Communities, Inc., a Delaware corporation (the “Company”) has granted to Holder the right to purchase the number of shares of Restricted Stock under the WCI Communities, Inc. 2013 Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1                               Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2                               Incorporation of Terms of Plan.  The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1                               Award of Restricted Stock.

(a)                                 Award.  In consideration of Holder’s past and/or continued employment with or service to the Company or a Subsidiary, and for other good and valuable consideration which the Administrator has determined exceeds the aggregate par value of the Common Stock subject to the Award (as defined below), as of the Grant Date, the Company issues to Holder the number of shares of Restricted Stock (the “Restricted Shares”) set forth in the Grant Notice (the “Award”).  Holder is a Non-Employee Director or an Employee or Consultant of the Company or a Subsidiary.

(b)                                 Purchase Price; Book Entry Form.  The purchase price of the Restricted Shares is set forth on the Grant Notice.  At the sole discretion of the Administrator, the Restricted Shares will be issued in either (i) uncertificated form, with the Restricted Shares recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the Restrictions (as defined below) imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Section 2.2(d), the Company shall cause the book entries evidencing the Restricted Shares to indicate that the Restrictions have lapsed; or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c)                                  Legend.  Certificates representing Restricted Shares issued pursuant to this Agreement shall, until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed and the Restricted Shares shall thereby have become vested or the Restricted Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN WCI COMMUNITIES, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d)                                 Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Restricted Shares until all of the Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed; in such event Holder shall not retain physical custody of any certificates representing unvested Restricted Shares issued to him.  Holder, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as Holder’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Shares (or Restricted Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)                                  Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Restricted Shares subject to the Award, pursuant to Section 2.2(b), the Company shall, as applicable, either remove the notations on any Restricted Shares subject to the Award issued in book entry form which have vested or deliver to Holder a certificate or certificates evidencing the number of Restricted Shares subject to the Award which have vested.  Holder (or the beneficiary or personal representative of Holder in the event of Holder’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.  The Restricted Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2                               Restrictions.

(a)                                 Forfeiture.  Any Restricted Shares subject to the Award which are not vested as of the date of Holder’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.  For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in this Section 2.2(a).

(b)                                 Vesting and Lapse of Restrictions.  Subject to Section 2.2(a) hereof, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.

(c)                                  Tax Withholding.  Notwithstanding any other provision of this Agreement (including, without limitation, Section 2.1(b) hereof), no new certificate shall be delivered to Holder or Holder’s legal representative unless and until Holder or Holder’s legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Holder resulting from the grant of Restricted Shares or the lapse or removal of the Restrictions.  Such payment shall be made by deduction from other compensation payable to Holder or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Administrator, include:

(i)                                     Cash or check;

(ii)                                  To the extent acceptable to the Administrator, surrender of Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld by statute; or

(iii)                               Other property acceptable to the Administrator (including, without limitation, through the delivery of a notice that Holder has placed a market sell order with a broker with respect to Shares for which the Restrictions are then subject to lapse, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company upon settlement of such sale).

The Company shall not be obligated to deliver any new certificate representing Restricted Shares to Holder or Holder’s legal representative or enter such Restricted Shares in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the grant of the Award or the issuance of Restricted Shares hereunder.

(d)                                 Conditions to Delivery of Stock.  Subject to Section 2.1, the Restricted Shares deliverable under this Award may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of all of the following conditions:

(i)                                     The admission of such Shares to listing on all stock exchanges on which the Common Stock is then listed;

(ii)                                  The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii)                               The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv)                              The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax; and

(v)                                 The lapse of such reasonable period of time following the grant of this Award as the Administrator may from time to time establish for reasons of administrative convenience.

2.3                               Consideration to the Company.  In consideration of the grant of the Award by the Company, Holder agrees to render faithful and efficient services to the Company and the Subsidiaries.  Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

ARTICLE III.

OTHER PROVISIONS

3.1                               Tax Withholding and Section 83(b) Election. The Company shall be entitled to require a cash payment by or on behalf of Holder and/or to deduct from other compensation payable to Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or vesting of the Award or the lapse of the Restrictions hereunder.  Holder understands that Section 83(a) of the Internal Revenue Code taxes as ordinary income the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares at the time the Restrictions on such Restricted Shares lapse.  Holder understands that, notwithstanding the preceding sentence, Holder may elect to be taxed at the time of the Grant Date, rather than at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Grant Date.  In the event that Holder files an 83(b) Election, Holder shall provide the Company a copy thereof prior to the expiration of such 30 day period.  Holder understands that in the event an 83(b) Election is filed with the Internal Revenue Service within such time period, Holder will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the Restricted Shares and the Fair Market Value of such Restricted Shares as of the Grant Date.  Holder further understands that an additional copy of such 83(b) Election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Holder acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the Award hereunder, and does not purport to be complete.  HOLDER FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING HOLDER’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED HOLDER TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH HOLDER MAY RESIDE, AND THE TAX CONSEQUENCES OF HOLDER’S DEATH.

HOLDER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING HOLDER’S 83(b) ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE RESTRICTIONS ON THE UNVESTED RESTRICTED SHARES.

HOLDER UNDERSTANDS THAT HOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF HOLDER’S PURCHASE OR DISPOSITION OF THE RESTRICTED SHARES AND HOLDER REPRESENTS THAT HOLDER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

3.2                               Restricted Stock Not Transferable.  No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator and subject to the terms of the Plan, the Restricted Shares may be transferred to a Permitted Transferee, pursuant to any such conditions and procedures the Administrator may require.

3.3                               Rights as Stockholder.  Except as otherwise provided herein, upon the Grant Date, Holder shall have all the rights of a stockholder with respect to the Restricted Shares, subject to the Restrictions herein, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends paid to or made with respect to the Restricted Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Restricted Shares, Holder may be required to execute a stockholders agreement in such form as shall be determined by the Company.

3.4                               Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.5                               Governing Law.  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

3.6                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.7                               Conformity to Securities Laws.  Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.8                               Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Holder.

3.9                               Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Holder to his address shown in the Company records, and to the Company at its principal executive office.  By a notice given pursuant to this Section 3.9, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.10                        Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.11                        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12                        Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

3.13                        Limitation on Holder’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Shares issuable hereunder.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                                         , spouse of                               , have read and approve the foregoing Agreement.  In consideration of issuing to my spouse the shares of the common stock of WCI Communities, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of WCI Communities, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

B-1